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                                                                  Exhibit (j)(1)



                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of Pilgrim Equity Trust:

We consent to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information for the ING Principal Protection Fund III.



KPMG LLP
Los Angeles, California
February 19, 2002